UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2012

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue

Dallas, Texas 75219

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 2 to Contribution Agreement

On January 11, 2012, Energy Transfer Partners, L.P. (“ETP”), Energy Transfer Partners GP, L.P. (“ETP GP”), Heritage ETC, L.P. (“Heritage ETC” and together with ETP and ETP GP, the “Contributor Parties”) and AmeriGas Partners, L.P. (“AmeriGas”) entered into Amendment No. 2 (the “Second Amendment”) to the Contribution and Redemption Agreement (the “Contribution Agreement”), dated as of October 15, 2011, and amended by Amendment No. 1 thereto dated as of December 1, 2011 (the “First Amendment”). The Second Amendment requires the Contributor Parties to divest the Cylinder Exchange Business (as such term is defined in the Second Amendment) of Heritage Operating, L.P. (“HOLP”). The Contributor Parties and AmeriGas entered into the Second Amendment pursuant to the terms of a Decision and Order approved and issued by the Federal Trade Commission on January 10, 2012.

Pursuant to the Second Amendment, and as previously described in ETP’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 4, 2012, the Contributor Parties agreed to cause HOLP to transfer, distribute and/or assign to Heritage Propane Express, LLC, a Delaware limited liability company (“HPX”), HOLP’s interest in the assets and liabilities of the Cylinder Exchange Business. The Second Amendment also contemplates that, as promptly as practicable after the execution of the Second Amendment, the Contributor Parties shall cause HPX to use its reasonable best efforts to sell the Cylinder Exchange Business to a third party. The Cylinder Exchange Business is defined in the Second Amendment to mean HOLP’s business of preparing, distributing, marketing and selling 20-pound portable grill cylinders pre-filled with propane and collecting used 20-pound portable grill cylinders for refilling or disposal.

Under the terms of the Second Amendment, the purchase price under the Contribution Agreement was reduced by an amount equal to $40 million, subject to a post-closing adjustment specified in the Second Amendment.

In addition, the Second Amendment provides that, as a condition to the Contribution Closing (as such term is defined in the Contribution Agreement), HPX and AmeriGas will enter into a transition services agreement whereby AmeriGas will provide HPX with certain transition and supply services related to the Cylinder Exchange Business for up to the later of 12 months after the Contribution Closing or, if requested by a buyer of the Cylinder Exchange Business, 6 months after the closing of the sale of the Cylinder Exchange Business with the option for a 6 month extension at the buyer’s discretion, but in no event to exceed 24 months.

The above description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, (i) the full text of the Second Amendment, which is filed as Exhibit 2.1 hereto, (ii) the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to ETP’s Current Report on Form 8-K filed with the SEC on October 18, 2011, and (iii) the full text of the First Amendment , which is filed as Exhibit 2.1 to ETP’s Current Report on Form 8-K filed with the SEC on December 7, 2011, each of which are incorporated herein by reference.

Contingent Residual Support Agreement

On January 12, 2012, the Contributor Parties completed the contribution to AmeriGas of the subsidiaries which operate ETP’s retail propane business (the “Propane Business”) in exchange for approximately $1.466 billion in cash and 29,568,362 AmeriGas common units (the “Equity Consideration” and, together with the cash consideration, the “Purchase Price”), as contemplated by the Contribution Agreement, subject to customary post-closing purchase price adjustments (the “Contribution”).

In order to finance the cash portion of the Purchase Price, AmeriGas Finance LLC (“Finance Company”), a wholly owned subsidiary of AmeriGas, issued $550 million in aggregate principal amount of 6.75% senior notes due 2020 and $1 billion in aggregate principal amount of 7.00% senior notes due 2022. Of those notes, $532,358,050 in aggregate principal amount of the 6.75% senior notes due 2020 and $967,741,950 in aggregate principal amount of the 7.00% senior notes due 2022 (together, the “Senior Notes”) are subject to the CRS (as defined and further described below).

AmeriGas borrowed $1.5 billion of the proceeds of the Senior Notes issuance from Finance Company through an intercompany borrowing having maturity dates and repayment terms that mirror those of the Senior Notes (the “Supported Debt”). In connection with the closing of the Contribution and pursuant to the Contribution Agreement, ETP entered into and delivered a Contingent Residual Support Agreement (“CRS”) with AmeriGas, Finance Company, AmeriGas Finance Corp. and UGI Corp., pursuant to which ETP will provide contingent, residual support of the Supported Debt. In order for ETP to be required to make a payment pursuant to the CRS, Finance Company must first exercise remedies against AmeriGas (whether through the closing of a bankruptcy proceeding against AmeriGas following its administration or following receipt of a final and non-appealable judgment against AmeriGas and execution of such judgment against the property of AmeriGas, as applicable) and, following such exercise of remedies against AmeriGas, a portion of the principal amount of the Supported Debt must remain unpaid. Only in such an event will the CRS require ETP to make a payment to Finance Company in support of the Supported Debt. ETP shall have no obligation with respect to accrued and unpaid interest on the Supported Debt. The amount of such required payment under the CRS will be equal to the deficiency, if any, that remains following Finance Company’s exercise of remedies against AmeriGas and the liquidation of all available assets pursuant to the exercise of remedies. The CRS contains restrictions on the ability of AmeriGas and Finance Company to (i) repay any principal amount of the Supported Debt or the Senior Notes prior to the applicable maturity date thereof, (ii) refinance all or any portion of the Supported Debt or the Senior Notes, (iii) exchange all or any portion of the Supported Debt or the Senior Notes or (iv) extend the applicable maturity date of any tranche of Supported Debt or Senior Notes, subject in each case to certain exceptions. The CRS also provides that, upon the maturity date for each tranche of Supported Debt, no additional Supported Debt shall be permitted to be incurred by AmeriGas to refinance or replace such tranche of Supported Debt.

The CRS incorporates by reference certain covenants contained in the indenture covering AmeriGas’ 6.25% senior notes due 2019. These incorporated covenants, which include items limiting liens, additional indebtedness, sale and leaseback transactions, and asset sales, among other restrictions, are incorporated by reference into the CRS for the benefit of ETP. The CRS also includes a covenant restricting the activities of Finance Company to those transactions related to the issuance of the Senior Notes and the lending of funds to AmeriGas pursuant to the Supported Debt. The CRS provides that the incorporated covenants regarding limitations on liens and limitations on sale and leaseback transactions and the covenant restricting Finance Company’s activities may only be amended or waived with the consent of ETP, such consent not to be unreasonably withheld. With respect to the other incorporated covenants, so long as the credit rating of AmeriGas’ senior unsecured long-term debt has a rating above B3 by Moody’s Investors Service, Inc. and B- by Standard & Poor’s Financial Services, LLC, such covenants will be deemed waived or amended by ETP to the extent such covenants are also waived or amended by the requisite holders of AmeriGas’ outstanding publicly traded notes. If the credit rating of AmeriGas’ senior unsecured long-term debt falls below either of the levels set forth above and if ETP reasonably determines that a requested waiver or amendment of such incorporated covenants would reasonably be expected to result in an increased likelihood of the CRS being called, then the consent of ETP shall be required with respect to such waiver or amendment.

The CRS provides that ETP shall be entitled to appoint one board member to the board of directors of AmeriGas Propane, Inc., the general partner of AmeriGas (“AmeriGas GP”), so long as the Supported Debt remains outstanding, such board member to be reasonably acceptable to AmeriGas GP. In addition, the CRS also provides that, during the five (5) year period following the effectiveness of the CRS, UGI Corp. may not cease to control AmeriGas GP, in its capacity as the general partner of AmeriGas, without the consent of ETP (such consent not to be unreasonably withheld). Thereafter, ETP only has the right to consent to a change of control of AmeriGas Propane, Inc. if such a change of control would result in a downgrade of the credit rating of the Senior Notes.

The above description of the CRS does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CRS, which is filed as Exhibit 10.1 hereto

Unitholder Agreement

In connection with the Contribution and pursuant to the Contribution Agreement, the Contributor Parties, AmeriGas and Energy Transfer Equity, L.P. (“ETE”) entered into a Unitholder Agreement dated January 12, 2012 (the “Unitholder Agreement”) related to the AmeriGas common units issued to Heritage ETC as the Equity Consideration. The 29,568,362 AmeriGas common units represent approximately 34% of the outstanding common units of AmeriGas.

The Unitholder Agreement restricts Heritage ETC from selling the AmeriGas common units it receives as Equity Consideration until January 12, 2013, but will provide ETP with customary registration rights related to the AmeriGas common units following such holding period.

The above description of the Unitholder Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Unitholder Agreement, which is filed as Exhibit 10.2 hereto.

Letter Agreement

On January 11, 2012, the Contributor Parties and AmeriGas entered into a letter agreement (the “Letter Agreement”) in respect of the Contribution Agreement. The Letter Agreement, among other things, provided that the Estimated Closing Date Balance Sheets, Estimated Net Working Capital and Estimated Net Cash (as such terms are defined in the Contribution Agreement) would be calculated as of December 31, 2011 and the Final Closing Date Balance Sheets, Final Net Working Capital, Final Net Cash, Estimated Unearned Distribution Amount and the Estimated Unearned Pro Rata Distribution Amount (as such terms are defined in the Contribution Agreement) would be calculated as of January 18, 2012 for purposes of determining the purchase price adjustment.

The above description of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Agreement, which is filed as Exhibit 10.3 hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 under the headings “Contingent Residual Support Agreement” and “Unitholder Agreement” is incorporated into this Item 2.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 under the heading “Contingent Residual Support Agreement” is incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

On January 12, 2012, ETP issued a press release in connection with the sale of the Propane Business. The full text of the press release is attached hereto as Exhibit 99.1.

Forward Looking Statements

Information contained in this Current Report on Form 8-K may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. Among those factors are the risk that the anticipated benefits from the Contribution cannot be fully realized. An extensive list of factors that can affect future results are discussed in ETP’s Annual Report on Form 10-K and other documents filed from time to time with the SEC. ETP undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The pro formal financial information required to be filed by this Item was filed as Exhibit 99.1 to ETP’s Current Report on Form 8-K/A filed with the SEC on January 9, 2012, and is incorporated herein by reference.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit Number	Description

2.1*	Amendment No. 2, dated January 11, 2012, to the Contribution and Redemption Agreement by and among Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., Heritage ETC, L.P. and AmeriGas Partners, L.P. dated October 15, 2011.

10.1	Contingent Residual Support Agreement by and among Energy Transfer Partners, L.P., AmeriGas Finance LLC, AmeriGas Finance Corp., AmeriGas Partners, L.P. and, for certain limited purposes, UGI Corporation, dated January 12, 2012.

10.2	Unitholder Agreement by and among Energy Transfer Equity, L.P., Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., Heritage ETC, L.P. and AmeriGas Partners, L.P. dated January 12, 2012.

10.3	Letter agreement by and among Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., Heritage ETC, L.P. and AmeriGas Partners, L.P, dated January 11, 2012.

99.1	Press release of Energy Transfer Partners, L.P. dated January 12, 2012.

*	Schedules and annexes omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.

	By:	Energy Transfer Partners, GP, L.P., its general partner
	By:	Energy Transfer Partners, L.L.C. its general partner
Date: January 13, 2012
/s/ Martin Salinas, Jr.
Martin Salinas, Jr. Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Amendment No. 2, dated January 11, 2012, to the Contribution and Redemption Agreement by and among Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., Heritage ETC, L.P. and AmeriGas Partners, L.P. dated October 15, 2011.

10.1	Contingent Residual Support Agreement by and among Energy Transfer Partners, L.P., AmeriGas Finance LLC, AmeriGas Finance Corp., AmeriGas Partners, L.P. and, for certain limited purposes, UGI Corporation, dated January 12, 2012.

10.2	Unitholder Agreement by and among Energy Transfer Equity, L.P., Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., Heritage ETC, L.P. and AmeriGas Partners, L.P. dated January 12, 2012.

10.3	Letter agreement by and among Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P., Heritage ETC, L.P. and AmeriGas Partners, L.P, dated January 11, 2012.

99.1	Press release of Energy Transfer Partners, L.P. dated January 12, 2012.

*	Schedules and annexes omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.